UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders on May 20, 2016. The proposals submitted by the Board of Directors to a vote of stockholders, and the results of the voting on each proposal, are indicated below.

Proposal No. 1— Election of Directors

The following nominees were elected by stockholders to serve as Class I directors until the Company’s 2019 Annual Meeting of Stockholders and Class II director until the Company’s 2017 Annual Meeting of Stockholders:

Nominees for Class I director:	For	Withheld	Broker Non-Votes

Frank H. Laukien	153,173,445	2,246,437	—

John Ornell	152,873,146	2,546,736	—

Richard A. Packer	147,322,114	8,097,768	—

Robert Rosenthal	155,053,753	366,129	—

Nominee for Class II director:	For	Withheld	Broker Non-Votes

Cynthia M. Friend	155,068,746	351,136	—

Proposal No. 2 — Approval of the Bruker Corporation 2016 Incentive Compensation Plan

The stockholders approved the adoption of the Bruker Corporation 2016 Incentive Compensation Plan. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes

153,365,741	2,031,379	22,762	—

Section 8 — Other Events

Item 8.01.        Other Events.

Effective May 20, 2016, independent director John Ornell was elected by the Board of Directors to serve as Chair of the Audit Committee of the Company’s Board of Directors. Additionally, independent directors Robert Rosenthal and Chris van Ingen were elected to serve as a member of the Audit Committee and Nominating Committee, respectively, in each case effective May 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: May 20, 2016	By:	/s/FRANK H. LAUKIEN
Frank H. Laukien, Ph.D.
President and
Chief Executive Officer